Exhibit 4.4

Execution Version

EMERGENT CAPITAL, INC.,

as Issuer,

8.5% Senior Secured Notes due 2021

AMENDED AND RESTATED INDENTURE

Dated as of July 28, 2017

WILMINGTON TRUST, NATIONAL ASSOCIATION,
 as Indenture Trustee

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ARTICLE 5 DEFAULTS AND REMEDIES		33
SECTION 5.01	Events of Default	33
SECTION 5.02	Acceleration	35
SECTION 5.03	Other Remedies	35
SECTION 5.04	Waiver of Past Defaults	35
SECTION 5.05	Control by Specified Percentage of Holders	36
SECTION 5.06	Limitation on Suits	37
SECTION 5.07	Rights of the Holders to Receive Payment	36
SECTION 5.08	Collection Suit by Indenture Trustee	37
SECTION 5.09	Indenture Trustee May File Proofs of Claim	37
SECTION 5.10	Priorities	37
SECTION 5.11	Waiver of Stay or Extension Laws	38

ARTICLE 6 TRUSTEE		38
SECTION 6.01	Duties of Indenture Trustee	38
SECTION 6.02	Rights of Indenture Trustee	39
SECTION 6.03	Individual Rights of Indenture Trustee	43
SECTION 6.04	Indenture Trustee’s Disclaimer	44
SECTION 6.05	Reserved	44
SECTION 6.06	Compensation and Indemnity	44
SECTION 6.07	Replacement of Indenture Trustee	46
SECTION 6.08	Successor Indenture Trustee by Merger	46
SECTION 6.09	Eligibility; Disqualification	47

ARTICLE 7 SATISFACTION AND DISCHARGE		47
SECTION 7.01	Satisfaction and Discharge of Indenture	47
SECTION 7.02	Application of Trust Money	48

ARTICLE 8 AMENDMENTS AND WAIVERS		48
SECTION 8.01	Without Consent of the Holders	48
SECTION 8.02	With Consent of the Holders	48
SECTION 8.03	Revocation and Effect of Consents and Waivers	49
SECTION 8.04	Notation on or Exchange of Notes	50
SECTION 8.05	Indenture Trustee to Sign Amendments	50
SECTION 8.06	Reserved	50
SECTION 8.07	Additional Voting Terms; Calculation of Principal Amount	50
SECTION 8.08	Payment for Consent	50

ARTICLE 9 SECURITY DOCUMENTS		51
SECTION 9.01	Collateral and Security Documents	51
SECTION 9.02	Recording and Opinions	51
SECTION 9.03	Release of Collateral	52
SECTION 9.04	Permitted Releases Not To Impair Lien	53
SECTION 9.05	Suits To Protect the Collateral	53
SECTION 9.06	Authorization of Receipt of Funds by the Indenture Trustee Under the Security Documents	53
SECTION 9.07	Purchaser Protected	53

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EXHIBIT INDEX

Exhibit A - Form of Note and Indenture Trustee’s Certificate of Authentication A

Exhibit B - Form of Transferor Certificate B-1

Form of Transferee Certificate B-2

Exhibit C - Indenture Trustee Signature Page Legend C

SCHEDULE INDEX

Schedule 1.01(A) Pledged Deposit Accounts S-1
Schedule 1.01(B) Pledged Subsidiaries S-2

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AMENDED AND RESTATED INDENTURE dated as of July 28, 2017 between Emergent Capital, Inc., a Florida corporation (the “Issuer”) and Wilmington Trust, National Association, as indenture trustee (as more fully defined in Section 1.01, the “Indenture Trustee”).

The Issuer and the Indenture Trustee are parties to that certain Indenture dated as of March 11, 2016, as supplemented by that certain First Supplemental Indenture dated as of March 8, 2017 and as further supplemented by that certain Second Supplemental Indenture dated as of May 15, 2017 (collectively, the “Original Indenture”). The parties to the Original Indenture hereby amend and restate in its entirety the Original Indenture upon and in accordance with the terms hereof.

PRELIMINARY STATEMENT

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 8.5% senior secured notes due July 15, 2021 to be issued pursuant to this Indenture in an aggregate amount not to exceed $40,000,000. All covenants and agreements made by the Issuer herein are for the benefit and security of the Holders and the Indenture Trustee (collectively, the “Secured Parties”). The Issuer has entered into this Indenture, and the Indenture Trustee has accepted the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which have been and are hereby acknowledged by the parties hereto.

All things necessary to make the Notes, whenever the Notes are (or have been) executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer enforceable in accordance with their terms, and to make this Indenture a valid and legally binding agreement of the Issuer enforceable in accordance with its terms, have been done.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee, for the benefit and security of the Secured Parties, all of its right, title and interest, whether now owned or hereafter acquired in, to and under the following property (collectively, the “Trust Estate”):

(i)                                                                         Litigation Proceeds;

(ii)                                                                    (a) 65% of the issued and outstanding Equity Interests of Red Reef, (b) 65% of the issued and outstanding Equity Interests of OLIPP IV and Blue Heron and (c) the Pledged Irish Profit Participating Note, representing 65% of the Irish Profit Participating Notes (the “Pledged Collateral”);

(iii)                                                                 (a) 65% of any dividends and distributions of OLIPP IV and Blue Heron and (b) 65% of any dividends and distributions of Red Reef;

(iv)                                                                the deposit accounts listed on Schedule 1.01(A) (the “Pledged Deposit Accounts”); and

(v)                                                                   all Proceeds (as defined in the Uniform Commercial Code) of and from any of the foregoing.

Notwithstanding the foregoing, for the avoidance of doubt, (i)the Trust Estate shall not include any Excluded Property and the Grant by the Issuer of its right, title and interest to the Trust Estate and Collateral hereunder shall not include a Grant of any interest in the Excluded Property; and (ii) the Grant by Issuer of its right, title and interest to the Litigation Proceeds shall be subject to any security interest in Life Policies now or hereafter granted to the lenders under the Credit Facility and accordingly the security interest in the Litigation Proceeds may constitute a second priority Lien.

Such Grant is made, however, in trust, to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as expressly provided in this Indenture, and to secure, subject to and in accordance with the priorities set forth herein, the Secured Obligations.

Until payment in full of the Secured Obligations and except to the extent otherwise provided in this Indenture, the Issuer does hereby constitute and irrevocably appoint the Indenture Trustee the true and lawful attorney of the Issuer, with full power (in the name of the Issuer or otherwise), to exercise all rights of the Issuer with respect to the Trust Estate, and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Trust Estate, to indorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Indenture Trustee may deem to be necessary or advisable. The power of attorney granted pursuant to this Indenture and all authority hereby conferred are granted and conferred solely to protect the Indenture Trustee’s interest in the Trust Estate, and shall not impose any duty upon the Indenture Trustee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the Secured Obligations.

This Indenture shall constitute a security agreement under the laws of the State of New York. In addition to any other rights available under this Indenture or any property included in the Trust Estate, or otherwise available at law or in equity, the Indenture Trustee shall have all rights and remedies of a secured party under the laws of the State of New York and other applicable law to enforce the security interest granted herein in the manner and at the times specified herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply any item of the Trust Estate in accordance with the terms hereof at public or private sale.

It is expressly agreed that anything therein contained to the contrary notwithstanding, the Issuer shall remain liable under any instruments or other agreements included in the Trust Estate to perform all the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and except as otherwise expressly provided herein, the Indenture Trustee shall not have any obligations or liabilities under such instruments or other agreements by reason of or arising out of this Indenture, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any obligations of the Issuer under or pursuant to such instruments or other agreements or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the express provisions hereof, and agrees to perform its duties herein pursuant to the express terms hereof.

GENERAL COVENANT

AND IT IS HEREBY COVENANTED AND DECLARED that the Notes are to be authenticated and delivered by the Indenture Trustee, that the Trust Estate is to be held by or on behalf of the Indenture Trustee and that monies in the Trust Estate are to be applied by the Indenture Trustee for the benefit of the Holders, subject to the further covenants, conditions and trusts hereinafter set forth, and the Issuer does hereby represent and warrant, and covenant and agree, to and with the Indenture Trustee, for the equal and proportionate benefit and security of each Holder, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01     Definitions.

“Account Control Agreement” means collectively, each Litigation Proceeds Account Control Agreement, each Deposit Account Control Agreement and each New Issuer Deposit Account Control Agreement.

“Additional Issue Date” means, with respect to any Additional Notes, the date such Additional Notes are authenticated and delivered to the applicable Holder in accordance with Article 2.

“Additional Notes” means additional 8.5% senior secured notes due July 15, 2021 (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof after the date hereof, as part of the same series as the Initial Notes; provided, however, that the aggregate principal amount of the Additional Notes may not exceed $40.0 million less the aggregate principal amount of the Initial Notes. The Additional Notes will be treated as a single class with the Initial Notes for all purposes, including waivers, amendments, redemptions and offers to purchase.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any redemption date, the present value as of such redemption date of all remaining interest payments on such Note to the Maturity Date (excluding accrued but unpaid interest to the applicable redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points.

“Blue Heron” means Blue Heron Designated Activity Company, a wholly-owned Subsidiary of the Issuer, incorporated in Ireland.

“Board of Directors” means, as to any Person, the Board of Directors or Board of Managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof. References in this Indenture to directors (on a Board of Directors) shall also be deemed to refer to managers (on a Board of Managers).

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the city in which the Indenture Trustee’s Corporate Trust Office is located.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock or shares;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership or limited liability company interests (whether general or limited); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

in each case to the extent treated as equity in accordance with GAAP.

“Cash Equivalents” means:

(1)                                 U.S. dollars or such other local currencies held by it from time to time in the ordinary course of business;

(2)                                 securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States, as applicable, is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(3)                                 marketable general obligations issued by any state of the United States or any political subdivision of any such province or state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Rating Services (“S&P”) or

Moody’s Investors Services, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both S&P and Moody’s cease publishing ratings of investments;

(4)                                 certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A-” or the equivalent thereof by S&P, or “A3” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both S&P and Moody’s cease publishing ratings of investments, and having combined capital and surplus in excess of $500.0 million;

(5)                                 repurchase obligations for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

(6)                                 commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both S&P and Moody’s cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(7)                                 interests in any investment company which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above or a money market fund having a credit rating of “AA” or better from either S&P or Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if both S&P and Moody’s cease publishing ratings of investments.

“Change of Control” means the occurrence of any of the following events:

(i)                                     the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation, including any merger or consolidation involving an Affiliate of the Issuer, any Significant Subsidiary or any Pledged Subsidiary solely for the purpose of reincorporating the Issuer, any Significant Subsidiary or any Pledged Subsidiary in another jurisdiction), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer, any Significant Subsidiary or any Pledged Subsidiary to any “person” or “group” (as each such term is used in Section 13(d) or 14(d) of the Exchange Act or any successor provision thereto); or

(ii)                                  the consummation of any transaction (including, without limitation, any merger, consolidation or other business combination), the result of which is that any “person” or “group” (as defined above) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer, any Significant Subsidiary or any Pledged Subsidiary;

(iii)                               the first day on which individuals who on the Initial Issue Date constituted the Board of Directors of the Issuer, any Significant Subsidiary or any Pledged Subsidiary (together with any new directors whose election by the Board of Directors of the Issuer, any Significant Subsidiary or any Pledged Subsidiary, or whose nomination for election by the shareholders of the Issuer, any Significant Subsidiary or any Pledged Subsidiary, was approved or ratified by a vote of a majority of the directors of the Issuer, any Significant Subsidiary or any Pledged Subsidiary at the time of such nomination or election, then still in office who were either directors on the Initial Issue Date or whose election or nomination was so approved or ratified) cease for any reason to constitute a majority of the Board of Directors of the Issuer, any Significant Subsidiary or any Pledged Subsidiary, then in office;

(iv)                              the adoption of a plan relating to the liquidation or dissolution of the Issuer, any Significant Subsidiary or any Pledged Subsidiary;

(v)                                 the Issuer, any Significant Subsidiary or any Pledged Subsidiary consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, any Significant Subsidiary or any Pledged Subsidiary, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer, any Significant Subsidiary or any Pledged Subsidiary or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Issuer, any Significant Subsidiary or any Pledged Subsidiary outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

(vi)                              the direct or indirect sale, transfer, conveyance or other disposition of any Irish Profit Participating Note or any Equity Interest in any Pledged Subsidiary to a Person that is not an Affiliate of the Issuer.

Notwithstanding the foregoing, the consummation of the transactions contemplated by the Master Transaction Agreement or any of the other “Transaction Documents” (as defined in the Master Transaction Document) shall not constitute a Change of Control.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means the Trust Estate and all other property subject, or purported to be subject from time to time, to a Lien under any Security Documents.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)                                 to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)                                 to advance or supply funds:

(a)                                             for the purchase or payment of any such primary obligation;

or

(b)                                             to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)           to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” with respect to the Indenture Trustee, means the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office on the date of this Indenture is located at 300 Park Street, Suite 390 Birmingham, Michigan 48009 (Attention: Capital Markets Insurance Services, Facsimile: (248) 723-5424, Telephone: (248) 723-5422) or at such other address as the Indenture Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Holders and the Issuer).

“Credit Facility” means the Second Amended and Restated Loan and Security Agreement, dated as of January 31, 2017, as heretofore amended, by and among White Eagle, as borrower, the financial institutions party thereto as lenders, the other loan parties party thereto, and CLMG Corp., as administrative agent, together with (i) the “Transaction Documents” as defined in such Second Amended and Restated Loan and Security Agreement and (ii) the documents related to the conversion of White Eagle Asset Portfolio, LLC to White Eagle Asset Portfolio, LP on May 16, 2014.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Deposit Account Control Agreement” means an agreement, among the Issuer, the banking institution with respect to a Pledged Deposit Account and the Indenture Trustee with respect to collection and control of all deposits and balances held in such account maintained by the Issuer with such banking institution in accordance with Section 5.05, and the penultimate and last sentences of Section 5.03.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock), including Capital Stock resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of the Equity Interests.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Property” means:

(a)           any distributions from Blue Heron, OLIPP IV or Red Reef not derived from the Pledged Collateral;

(b)           any distributions from the Non-Pledged Irish Profit Participating Note; and

(c)           any property or assets owned by the Issuer or any of its Affiliates, including rights to any Litigation Proceeds, that, if included as part of the Collateral, would result in a default or event of default under the Credit Facility.

“FATCA” means Sections 1471 through 1474 of the Code and any current or future regulations promulgated thereunder or official interpretations thereof, and including any agreements entered into pursuant to Section 1471(b) of the Code or applicable intergovernmental agreements.

“FATCA Withholding Tax” means any withholding taxes imposed on or in respect of any Note pursuant to FATCA.

“Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Subsidiaries.

“Governmental Authority” means the government of the United States, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grant” means to mortgage, pledge, bargain, sell, warrant, alienate, demise, convey, assign, transfer, grant a security interest in, create a right of setoff against, deposit, set over and confirm. A Grant of any item of Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such item of Collateral and all other monies and proceeds payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group Companies” means the Issuer and the Pledged Subsidiaries.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the Ordinary Course of Business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)           currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)           other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or asset prices.

“Holder” means the Person in whose name a Note is registered on the Note Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person, the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property or services (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the Ordinary Course of Business and (ii) any liabilities accrued in the Ordinary Course of Business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto or such services are completed, (d) in respect of capitalized lease obligations or net rental payments in respect of sale and leaseback transactions, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations and net rental payments in respect of sale and leaseback transactions) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the Ordinary Course of Business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) any retained death benefit payouts on a Life Policy; or (5) any earn-out obligations, purchase price adjustments, deferred purchase money amounts, milestone and/or bonus payments (whether performance or time-based), and royalty, licensing, revenue and/or profit sharing arrangements, in each case, characterized as such and arising expressly out of purchase and sale contracts, development arrangements or licensing arrangements.

“Indenture” means this Amended and Restated Indenture as amended or supplemented from time to time.

“Indenture Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means such successor.

“Initial Issue Date” means July 28, 2017.

“Initial Note Balance” means, for any Note, the principal amount stated on the face of such Note at the time it is issued.

“Initial Notes” means the 8.5% senior secured notes due July 15, 2021 issued under this Indenture on the Initial Issue Date.

“Interest Period” means for (i) the Initial Notes, the period from and including the Initial Issue Date to but excluding the initial Payment Date, and thereafter each period from and including a Payment Date to but excluding the following Payment Date (or the Maturity Date, in the case of the last Interest Period) and (ii) any Additional Notes, the period from and including the applicable Additional Issue Date to but excluding the next Payment Date, and thereafter each period from and including a Payment Date to but excluding the following Payment Date (or the Maturity Date, in the case of the last Interest Period).

“Irish Profit Participating Notes” means collectively, the Non-Pledged Irish Profit Participating Note and the Pledged Irish Profit Participating Note, and any Additional PPNs (as such term is defined in the Pledge Agreement).

“Irish Share Charge” means the share charge to be entered into by and between the Issuer and the Indenture Trustee with respect to the charge by the Issuer of 65% of the share capital of Blue Heron.

“Issuer Order” means a written request or order signed in the name of the Issuer by an Officer of the Issuer.

“Lien” means, with respect to any asset, any mortgage, lien, security assignment, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction); provided that in no event shall (i) any interest (whether beneficial, contractual or ownership) in any life insurance policy possessed or retained by one or more third parties upon any Life Policy’s acquisition by an Affiliate of the Issuer where such retention was contemplated in connection with the acquisition of such life insurance policy constitute a Lien and (ii) an operating lease be deemed to constitute a Lien.

“Life Policy” means any life insurance policy exclusive of any interest (whether beneficial, contractual or ownership) in such policy possessed or retained by one or more third parties upon such policy’s acquisition by an Affiliate of the Issuer where such retention was contemplated in connection with the acquisition of such policy.

“Litigation Proceeds” means any settlement proceeds or damages award arising out of claims asserted in the Sun Life Litigation (including amounts arising out of any commercial tort claims), actually received by the Issuer after giving effect to any amounts due under the Credit Facility in respect of the Life Policies that are the subject of the Sun Life Litigation.

“Litigation Proceeds Account” mean a deposit account established and maintained by the Issuer with a banking institution into which Litigation Proceeds are deposited.

“Litigation Proceeds Account Control Agreement” means an agreement, among the Issuer, a banking institution with respect to the Litigation Proceeds Account and the Indenture Trustee with respect to collection and control of all deposits and balances held in such account maintained by the Issuer with such banking institution in accordance with Section 4.11, Section 5.05 and the penultimate and last sentences of Section 5.03.

“Material Adverse Effect” means a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of (i) the Issuer, or (ii) the Issuer and its Significant Subsidiaries taken as a whole, (b) the validity or enforceability of this Indenture or any of the other Transaction Documents or the rights or remedies of the Indenture Trustee or the Holders hereunder or thereunder or of the Liens created by any of the Security Documents, (c) the value of the Collateral, taken as a whole, or (d) the ability of the Issuer to perform its obligations under the Transaction Documents.

“Master Transaction Agreement” means one or more Master Transaction Agreement(s) dated as of March 15 and May 12, 2017 among the Company, PJC Investments, LLC and the applicable Consenting Convertible Note Holders (as defined therein) party thereto.

“Maturity Date” means July 15, 2021.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer in respect of any public offering or private placement of any Indebtedness of the Issuer or bank or other borrowings of Indebtedness by the Issuer, in each case, that is not Permitted Indebtedness and, net of the direct costs relating to the incurrence of such Indebtedness (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements to the extent related thereto).

“New Issuer Deposit Account” means a deposit account established with a banking institution in the Issuer’s name after the Initial Issue Date.

“New Issuer Deposit Account Control Agreement” means an agreement, among the Issuer, a banking institution with which a New Issuer Deposit Account is established and the Indenture Trustee with respect to collection and control of all deposits and balances held in such account maintained by the Issuer with such banking institution in accordance with Section 4.11, Section 5.05, and the penultimate and last sentences of Section 5.03.

“Non-Pledged Irish Profit Participating Note” means the Profit Participating Notes due 2055 issued to the Issuer by Blue Heron in a principal amount of $5,501,622.37, which represent 35% of the Irish Profit Participating Notes.

“Non-Recourse Indebtedness” means Indebtedness:

(1)           as to which neither the Issuer nor any Pledged Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2)           no default with respect to which would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any Pledged Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity.

“Notes” means the Initial Notes and any Additional Notes.

“Note Balance” means, with respect to any Note, as of any date, the Initial Note Balance of such Note less any principal previously paid on such Note and subject to transfer or exchange of all or any portion thereof.

“Noteholder FATCA Information” means information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.

“Noteholder Tax Identification Information” means properly completed and signed tax certifications (generally, in the case of U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code).

“Note Interest Rate” means 8.5% per annum.

“Note Purchase Agreement” means any Note Purchase Agreement between the Issuer and the purchaser(s) named therein providing for the sale of Notes by the Issuer to such purchaser(s).

“Officer” means, as it pertains to any Group Company, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Group Company or of the Issuer, as managing member of such Group Company; provided, however, that as it pertains to any Issuer Order issued in connection with the regularly scheduled payment of interest, “Officer” shall also include the Director of Accounting or Director of Life Finance of the Issuer.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in this Indenture.

“OLIPP IV” means OLIPP IV, LLC, a Delaware limited liability company, the sole member of which is the Issuer.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Indenture Trustee. If such counsel is otherwise acceptable to the Indenture Trustee, such counsel may be an employee of or counsel to the Issuer or the Indenture Trustee.

“Ordinary Course of Business” means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action: (i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (ii) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature (other than as specifically required by this Indenture); and (iii) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

“Original Closing Date” means March 11, 2016.

“Payment Date” means the 15th day of March, June, September and December of each calendar year, with the initial Payment Date being September 15, 2017.

“Permitted Indebtedness” means

(i)                                                                         the Notes;

(ii)                                                                    Indebtedness existing on the Initial Issue Date;

(iii)                                                                 Indebtedness now or hereafter incurred under the Credit Facility;

(iv)                                                                Permitted Refinancing Indebtedness;

(v)                                                                 all 8.50% Senior Unsecured Convertible Notes (the “Convertible Notes”) issued by the Issuer under the Indenture dated February 21, 2014 between the Issuer, as issuer, and U.S. Bank National Association, as trustee (the “Convertible Note Indenture”), after February 14, 2017 in lieu of a cash payment of interest due to the holders of the Convertible Notes; and

(vii)                                                           all 5.0% Senior Unsecured Convertible Notes due 2023 (the “ New Convertible Notes”) issued by the Issuer under the Indenture dated July 28, 2017 between the Issuer, as issuer, and U.S. Bank National Association, as trustee (the “New Convertible Note Indenture”).

“Permitted Liens” means, with respect to any person:

(1)           pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws, pension laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)           Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, Incurred in the ordinary course of business;

(3)           Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(4)           judgment Liens not giving rise to an Event of Default;

(5)           Liens securing the Notes; and

(6)           Liens in favor of the Issuer.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Pledged Subsidiaries existing on the Initial Issue Date; provided that:

(1)           the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount, or if greater, the committed amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith); and

(2)           such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(3)           if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledge Agreement” means the pledge and security agreement, dated as of the Original Closing Date, entered into by the Issuer in favor of the Indenture Trustee as secured party.

“Pledged Irish Profit Participating Note” means the Profit Participating Notes due 2055 issued to the Issuer by Blue Heron in a principal amount of $10,217,297, which represent 65% of the Irish Profit Participating Notes.

“Pledged Irish Profit Participating Note Assignment” means, collectively, the deed of security assignment to be entered by and between the Issuer and the Indenture Trustee with respect to the Pledged Irish Profit Participating Note, and the notice of contract assignment to be delivered by the Issuer to Blue Heron with respect to such deed of security assignment.

“Pledged Subsidiaries” means Blue Heron, Red Reef and OLIPP IV, as more particularly described on Schedule 1.01(B).

“Protected Purchaser” has the meaning specified in Section 8-303 of the Uniform Commercial Code.

“Record Date” means, with respect to any Payment Date and any Note, the fifth (5th) Business Day preceding the related Payment Date.

“Red Reef” means Red Reef Alternative Investments, LLC, a Delaware limited liability company, the sole member of which is the Issuer.

“Required Holders” means the Holders of more than 50% in principal amount of Notes then outstanding, voting as a single class.

“Requirements of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“SEC” means the United States Securities and Exchange Commission.

“Secured Obligations” means all principal, interest, premiums, penalties, fees, charges, expenses, indemnifications, reimbursements, damages, obligations, liabilities and indebtedness of every kind, nature and description owing by the Issuer to any Secured Party, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Transaction Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Transaction Documents or after the commencement of any case with respect to the Issuer under any Bankruptcy Law or any other insolvency or liquidation proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means this Indenture, the Pledge Agreement, the Irish Share Charge, the Pledged Irish Profit Participating Note Assignment, any Account Control Agreement, and any other security agreement of any kind, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating security interests in the Collateral as contemplated by this Indenture.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Group Companies as of the Initial Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For purposes of clarity, a Subsidiary of a Person shall not include any Person that is under common control with the first Person solely by virtue of having directors, managers or trustees in common and shall not include any Person that is solely under common control with the first Person (i.e., a sister company with a common parent). Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Issuer.

“Sun Life Litigation” means the litigation proceeding in the Southern District of Florida styled as Imperial Premium Finance, LLC v. Sun Life Assurance Company of Canada, Case No. 13-CV-80385-Brannon (consolidated with Case No. 13-CV-80730).

“Transaction Documents” means, collectively, this Indenture, the Notes, the Note Purchase Agreement, the Security Documents and the other documents related hereto and thereto.

“Treasury Rate” means as of any redemption date of the Notes the yield to maturity at the time of computation on the U.S. Treasury security with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to the Maturity Date; provided, however, that if the period from the redemption date to the Maturity Dateis not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the redemption date to the Maturity Date is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means any officer within the corporate trust department of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Indenture Trustee (a) who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject, and (b) who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)           the then outstanding principal amount of such Indebtedness.

“White Eagle” means White Eagle Asset Portfolio, LP.

SECTION 1.02     Other Definitions.

Term	Defined in Section
“Applicable Regulations”	2.09
“Authenticating Agent”	2.02(b)
“Bankruptcy Law”	5.01
“Change of Control Offer”	3.07
“Change of Control Offer Period”	3.07

“Claim Notice”	6.06
“consolidated”	“GAAP” definition
“custodian”	5.01
“Event of Default”	5.01
“Indemnified Person”	6.06
“Issuer”	Preamble
“Note Registrar”	2.04(a)
“Note Register”	2.04(a)
“Payment Account”	2.08
“Pledged Collateral”	Granting Clause
“Pledged Deposit Accounts”	Granting Clause
“primary obligations”	“Contingent Obligations” definition
“primary obligor”	“Contingent Obligations” definition
“Restricted Payments”	4.12
“Retained Counsel”	6.06
“Secured Parties”	Preamble
“Selection Notice”	6.06
“Site”	6.02(y)
“Trust Estate”	Granting Clause

SECTION 1.03     Rules of Construction.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c)           the word “including” shall be construed to be followed by the words “without limitation”; the word “or” shall not be deemed to be exclusive;

(d)           article and section headings are for the convenience of the reader and shall not be considered in interpreting this Indenture or the intent of the parties hereto;

(e)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision;

(f)            the pronouns used herein are used in the masculine and neuter genders but shall be construed as feminine, masculine or neuter, as the context requires;

(g)           a reference herein to any Person shall be construed to include such Person’s successors and permitted assigns;

(h)           a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute;

(i)            a definition of or reference to any document, instrument or agreement includes an amendment or supplement to, or restatement, replacement, modification or novation of, any such document, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used;

(j)            terms used herein that are defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the meanings set forth in the New York Uniform Commercial Code, unless the context requires otherwise; and

(k)           to the extent any provision of this Indenture conflicts with the express provisions of any other Transaction Documents, the provisions of this Indenture shall govern and be controlling.

ARTICLE 2
THE SECURITIES

SECTION 2.01     Forms; Denominations.

Each Note shall be issued in physical, registered form only in initial denominations of not less than $25,000 and in integral multiples of $1,000 in excess thereof. The Notes will be substantially in the form attached hereto as Exhibit A; provided that any of the Notes may be issued with appropriate insertions, omissions, substitutions and variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any Requirements of Law or any other applicable law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Notes are admitted to trading, or to conform to general usage. The maximum principal amount of Notes to be issued hereunder is $40,000,000.

SECTION 2.02     Execution, Authentication, Delivery and Dating.

(a)           The Notes shall be executed by manual or facsimile signature on behalf of the Issuer by any Officer of the Issuer. Notes bearing the manual or facsimile signatures of individuals who were at any time the Officers of the Issuer shall be entitled to all benefits under this Indenture, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes. No

Note shall be entitled to any benefit under this Indenture, or be valid for any purpose, however, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature, and such certificate of authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. All Notes shall be dated the date of their authentication. Upon the initial issuance of any Note, such Note shall be authenticated by the Indenture Trustee pursuant to, and upon the Indenture Trustee’s receipt of, an Issuer Order.

(b)           The Indenture Trustee may appoint one or more agents (each an “Authenticating Agent”) with power to act on its behalf and subject to its direction in the authentication of Notes in connection with transfers and exchanges under Section 2.04 and mutilated, destroyed, lost or stolen Notes under Section 2.05, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate the Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent shall be deemed to be the authentication of Notes “by the Indenture Trustee”.

Any corporation, bank, trust company or association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation, bank, trust company or association succeeding to the corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation, bank, trust company or association.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may but shall not be obligated to appoint a successor Authenticating Agent, and, upon such appointment, the Indenture Trustee will give written notice of such appointment to the Issuer and the Holders. In the event such a successor is not appointed by the Indenture Trustee, the role of Authenticating Agent will revert to the Indenture Trustee.

Each Authenticating Agent shall be entitled to all of the protections, privileges, limitations on liability, rights of reimbursement and indemnities that the Indenture Trustee is entitled to hereunder as fully as if it were the Indenture Trustee.

SECTION 2.03     Interest,  Payment of Note Balance of Outstanding  Notes.

(a)           Each Note will accrue interest during each Interest Period on its Note Balance at the Note Interest Rate calculated based on the actual number of days elapsed and a 360-day year.

(b)           Accrued interest will be due and payable in cash on each Payment Date, or following declaration of acceleration pursuant to Section 5.02, on demand.

(c)           The Note Balance of each Note plus any accrued interest is due and payable on the Maturity Date, unless the Note Balance and accrued interest of the Note is subject to earlier payment (whether by declaration of acceleration, voluntary or mandatory redemption or otherwise).

(d)           The Notes may be prepaid in whole, but not in part, together with all accrued interest as set forth in Section 3.02, and are subject to mandatory redemption in whole, as set forth in Section 3.06, and are subject to mandatory redemption, in whole, but not in part, (at the election of each Holder), as set forth in Section 3.07.

(e)           The Issuer will pay interest (including post-petition interest in any proceeding under the Bankruptcy Law whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under the Bankruptcy Law whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on overdue installments of interest without regard to any applicable grace period at the rate equal to 2.0% per annum to the extent lawful.

(f)            If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 2.03(e). The Issuer shall notify the Indenture Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Indenture Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements reasonably satisfactory to the Indenture Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust in the Payment Account for the benefit of the Holders entitled to such defaulted interest as provided in this Section 2.03(f). The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than five (5) days prior to the related payment date for such defaulted interest. At least fifteen (15) days before the special record date, the Issuer (or, upon the written request of the Issuer, the Indenture Trustee in the name and at the expense of the Issuer) shall send, or cause to be sent, to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid to such Holder.

SECTION 2.04     Registration of Transfer and Exchange of Notes.

(a)           At all times during the term of this Indenture, there shall be maintained at the office of a registrar appointed by the Issuer (the “Note Registrar”) a register (the “Note Register”) in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided. The Indenture Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Note Registrar for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor Indenture Trustee shall immediately succeed to its predecessor’s duties as Note Registrar, absent appointment of any other bank or trust company to act as Note Registrar.

(b)           No transfer, sale, pledge or other disposition of any Note or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act, regulations promulgated thereunder and any applicable state securities laws, or is otherwise made in accordance with the Securities Act, regulations promulgated thereunder and such state securities laws. The Notes shall be transferable only upon the surrender of a Note for registration of transfer and delivery and the duly completed and executed certification substantially in the form of Exhibit B-1 hereto and a duly completed and executed representation substantially the form of Exhibit B-2 hereto. None of the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Notes under the Securities Act, regulations promulgated thereunder or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest. Any Holder desiring to effect a transfer of Notes or interests therein shall, and is hereby deemed to have agreed to, indemnify and hold harmless the Issuer, the Indenture Trustee and the Note Registrar against costs, damages, or any other liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c)           The Note Registrar shall refuse to register any requested transfer unless it receives (and upon receipt, may conclusively rely upon) a certification from the transferring Holder in substantially the form of Exhibit B-1 hereto, and a representation letter from the transferee, in substantially the form of Exhibit B-2 hereto, and shall have no duty to determine whether such transfer is so exempt or complies with such federal and state laws.

(d)           Any purported transfer of a Note to a Person that does not comply with the requirements of this Section 2.04 will be null and void ab initio and the transferor (or the last preceding Holder of such Note (or interest therein)) that was not so disqualified shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Note by such disqualified transferee. None of the Indenture Trustee, the Note Registrar or any other Person shall be obligated to register or otherwise recognize such purported transfer of a Note that does not comply with the requirements of this Section 2.04. Without limiting the express obligations of the Note Registrar and Indenture Trustee otherwise set forth in this Section 2.04, nothing herein shall impose an affirmative duty on the Note Registrar or Indenture Trustee to investigate or make other inquiries as to whether a purported transferee has complied with the requirements set forth in this Section 2.04.

(e)           If a Person is acquiring any Note or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Note Registrar a certification to the effect that it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in this Section 2.04 (and upon receipt, the Note Registrar may conclusively rely upon such certification) and shall have no duty to determine whether the Person acquiring such Note or interest therein is such a fiduciary or agent, or has such discretion or power, as the case may be.

(f)            Subject to the preceding provisions of this Section 2.04, upon surrender for registration of transfer of any Note at the offices of the Note Registrar maintained for such purpose, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees (and, to the extent that only a portion of the transferring Holder’s Note Balance is being transferred, to the transferring Holder), one or more new Notes of authorized denominations, of a like aggregate Note Balance of the surrendered Note.

(g)           At the option of any Holder, its Notes may be exchanged for other Notes of a like aggregate Note Balance of the surrendered Notes upon surrender of the Notes to be exchanged at the offices of the Note Registrar maintained for such purpose. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver the Notes of a like aggregate Note Balance of the surrendered Notes which the Holder making the exchange is entitled to receive.

(h)           Every Note presented or surrendered for transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing. The Note Registrar may require any Holder, among other things, to furnish any appropriate endorsements and transfer documents, and to have signatures guaranteed by an “eligible guarantor institution” that is a member or participant in a recognized “signature guarantee program” (e.g., the securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program).

(i)            No service charge shall be imposed for any transfer or exchange of Notes, but the Indenture Trustee or the Note Registrar may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(j)            All Notes surrendered for transfer and exchange shall be physically canceled by the Note Registrar, and the Note Registrar shall dispose of such canceled Notes in accordance with its standard procedures.

(k)           The Note Registrar shall provide to the Issuer or the Indenture Trustee, upon reasonable prior written request, and at the expense of the Issuer, an updated copy of the Note Register. The Issuer and the Indenture Trustee shall have the right to obtain a copy thereof within a reasonable amount of time after receipt of notice by the Note Registrar, and to rely conclusively upon a certificate of the Note Registrar as to the information set forth in the Note Register.

(l)            Neither the Note Registrar nor the Indenture Trustee shall be under any duty to monitor or determine compliance with any federal, state or other securities or tax laws that may be applicable; provided, however, that the Note Registrar or the Indenture Trustee, as the case may be, shall be under a duty to receive and to examine to determine whether the certificate in substantially the form of Exhibit B-1 or the representation letter in substantially the form of Exhibit B-2 specifically required by the express terms of this Section 2.04 has been delivered to the Note Registrar or the Indenture Trustee as a requirement of the registration of a transfer of a Note.

(m)          The Note Registrar shall be entitled to all of the protections, privileges, limitations on liability, rights of reimbursement and indemnities that the Indenture Trustee is entitled to hereunder as fully as if it were the Indenture Trustee.

SECTION 2.05     Mutilated, Destroyed, Lost or Stolen Notes.

If any mutilated Note is surrendered to the Note Registrar, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in exchange therefor, a new Note of the same tenor and denomination, registered in the same manner, dated the date of its authentication and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer, the Indenture Trustee and the Note Registrar (i) evidence to their satisfaction of the destruction (including mutilation tantamount to destruction), loss or theft of any Note and the ownership thereof and (ii) such security or indemnity as may be reasonably required by them to hold each of them, and any agent of any of them harmless, then, in the absence of notice received by the Issuer or a Trust Officer that such Note has been acquired by a Protected Purchaser, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same tenor and denomination registered in the same manner, dated the date of its authentication and bearing a number not contemporaneously outstanding.

Upon the issuance of any new Note under this Section 2.05, the Indenture Trustee and the Note Registrar may require the payment by the Holder of an amount sufficient to pay or discharge any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses, but no service charge.

Every new Note issued pursuant to this Section 2.05 in lieu of any destroyed, mutilated, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, mutilated, lost or stolen Note shall be at any time enforceable by the Holder thereof, and such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.05 are exclusive and shall preclude (to the extent permitted by applicable law) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.06     Holder Lists.

The Note Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders, which list, upon request, will be made available to the Indenture Trustee insofar as the Indenture Trustee is no longer the Note Registrar. Upon written request of any Holder made for purposes of communicating with other Holders with respect to their rights under this Indenture (which purpose the Note Registrar shall have no duty to determine or inquire about), the Note Registrar shall within five (5) Business Days after its receipt of such written request furnish such Holder with a list of the other Holders of record identified in the Note Register at the time of the request. Every Holder, by receiving such access, agrees with the Note Registrar that the Note Registrar will not have any liability or be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Holder regardless of the source from which such information was derived.

SECTION 2.07     SECTION 2.07. Persons Deemed Owners.

Prior to due presentment for the registration of a transfer of any Note, the Issuer, the Indenture Trustee, the Note Registrar and any agents of any of them, may treat the Person in whose name a Note is registered as the owner of such Note (subject to the Record Date and special record date provisions of this Indenture) and for all other purposes whatsoever, whether or not such Note shall be overdue, and none of the Issuer, the Indenture Trustee, the Note Registrar or any agents of any of them, shall be affected by notice to the contrary.

SECTION 2.08     Payments on the Notes.

(a)           With respect to each Payment Date, any interest, payable on the Notes shall be paid to the Person that is the registered Holder thereof at the close of business on the related Record Date (subject to the special record date provisions of this Indenture). Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose. Payments of interest, principal and other amounts on the Notes shall be made by wire transfer to such account as such Holder shall designate by written instruction received by the Indenture Trustee not later than five Business Days prior to the applicable Payment Date. Such payments shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(b)           If a Note is issued in exchange for any other Note during the period commencing after close of business at the office of the Note Registrar where such exchange occurs on any Record Date and ending before the opening of business at such office of the Note Registrar on the related Payment Date, no interest, principal or other amounts will be payable on such Payment Date in respect of such new Note, but will be payable on such Payment Date only in respect of the prior Note to the Person that is the registered Holder thereof at the close of business on the related Record Date.

(c)           The Issuer shall pay to the Indenture Trustee funds in an amount sufficient to pay in full all amounts of interest, principal, and if any, premium due on any Payment Date, redemption date, the Maturity Date, or otherwise prior to 1:00 p.m. Eastern time on such date.

(d)           The Indenture Trustee shall pay each Note in full as provided herein on the Maturity Date, in immediately available funds, no later than 3:00 p.m., New York City time, on the Maturity Date (to the extent such amounts are received from the Issuer in accordance with Section 2.08(c)). Such payment to the Holder of each Note shall be made on the Maturity Date of such Note and such Holder shall present the Note promptly thereafter.

The Indenture Trustee is hereby directed to establish and maintain pursuant to the terms of this Section 2.08, a non-interest bearing trust account in the name of the Issuer (such account and any successor account, even if renumbered, the “Payment Account”). All payments to be made on the Notes to or by the Indenture Trustee pursuant to this Indenture shall, as applicable, be made into, or out of, the Payment Account. Funds on deposit in the Payment Account will be disbursed by the Indenture Trustee pursuant to Issuer Order to make payments to the Holders in respect of principal or interest or redemption price or other amounts in respect of the Secured Obligations. The Issuer shall deliver such Issuer Orders to the Indenture Trustee at least one (1) Business Day prior to any payment date. For purposes of causing the application of funds in accordance with this Section 2.08(e), the Indenture Trustee shall be entitled to rely exclusively upon any Issuer Order provided by the Issuer with respect to any payments to be made pursuant to this Section, and shall have no duty to independently determine, verify or calculate any information therein, including with respect to the amounts or recipients set forth in or delivered together with any such Issuer Order, except as expressly required hereby. Cash held in the Payment Account shall not be invested. Subject to any applicable abandoned property or escheat law, any money deposited with the Indenture Trustee in trust for the payment of the Notes and remaining unclaimed for two years after such payment has become due and payable shall be paid to the Issuer on its request, and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Indenture Trustee with respect to such trust money shall thereupon cease.

SECTION 2.09     Compliance with Withholding and Other Requirements.

The Indenture Trustee shall comply with all backup withholding tax and information reporting requirements that it is required to comply with under applicable law (including the Code and the U.S. Treasury regulations issued thereunder) in respect of any payment on, or in respect of, the Notes.

By acceptance of any Note issued hereunder, unless otherwise prohibited by law, each Holder is deemed to agree to provide to the Issuer or Indenture Trustee any information or certification that may be required under applicable law with respect to withholding, backup withholding or information reporting (including the Noteholder Tax Identification Information, and, to the extent any FATCA Withholding Tax is applicable, the Noteholder FATCA Information), and update or replace such form, information or certification in accordance with its terms or its subsequent amendments to the extent necessary. Failure of a Holder to provide the Indenture Trustee and the Issuer with required tax certificates and information may result in amounts of tax being withheld from the payment to such Holder (without any corresponding gross-up). If the Issuer has knowledge that FATCA Withholding Tax applies, the Issuer will notify the Indenture Trustee thereof.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (collectively, “Applicable Regulations”), the Indenture Trustee, is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties hereto and each Holder agrees to provide the Indenture Trustee, upon its request from time to time, such identifying information and documentation as may be necessary in order to enable the Indenture Trustee to comply with such Applicable Regulations. It is expressly agreed that the Indenture Trustee shall have no duty to perform any services hereunder for, on behalf of or for the benefit of, any Person not having furnished such information as the Indenture, in its sole discretion, determines to be necessary to comply with the Applicable Regulations.

SECTION 2.10              Cancellation.

The Issuer may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall, in accordance with an Issuer Order, be promptly canceled by the Note Registrar.

All Notes delivered to the Indenture Trustee for payment shall be forwarded by the Indenture Trustee to the Note Registrar. All such Notes and all Notes surrendered for transfer and exchange in accordance with the terms hereof shall be canceled and disposed of by the Note Registrar in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes that it has paid in full and have been delivered to the Note Registrar for cancellation.

SECTION 2.11              Lien of the Indenture.

This Indenture shall evidence a continuing Lien on and security interest in the Trust Estate to secure the Secured Obligations, including the full payment of the principal, interest and other amounts on all the Notes, which shall in all respects be equally and ratably secured hereby without preference, priority or distinction on account of the actual time or times of the authentication and delivery of the Notes.

SECTION 2.12              Acknowledgment of Trustee.

The Indenture Trustee acknowledges and agrees that it holds each item of Collateral within its possession or control on behalf of and for the benefit of the Secured Parties. Notwithstanding any other provision of this Indenture, the Indenture Trustee shall not hold any item of Collateral through an agent or nominee except as expressly permitted by the Transaction Documents to which it is a party. The Collateral delivered to the Indenture Trustee pursuant to the Pledge Agreement shall be held by the Indenture Trustee at all times during which such Collateral is in its possession pursuant to the Indenture Trustee’s internal policies and procedures relating to holding property of the type substantially similar to such Collateral.

ARTICLE 3
REDEMPTION

SECTION 3.01              Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article 3.

SECTION 3.02              Optional Redemption;  Notices to Indenture Trustee.

(a)                                 The Issuer may elect to redeem the Notes, in whole, but not in part, at any time at a redemption price in cash equal to 100% of the principal amount thereof, plus (A) the Applicable Premium, if any, and (B) accrued and unpaid interest on the Notes, to, but not including, the date of redemption.

(b)                                 If the Issuer redeems the Notes pursuant to this Article 3 (whether such redemption is optional or mandatory), it shall notify the Indenture Trustee and the Holders in writing of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, and (iv) the redemption price. The Issuer shall provide notice to the Indenture Trustee and the Holders provided for in this Section 3.02(b) at least three (3) Business Days before a redemption date unless a shorter period is acceptable to all of the Holders, as evidenced by each such Holder’s written consent. Such notice shall be accompanied by an Officers’ Certificate to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.03              Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.02(b), Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, subject to the satisfaction or waiver of any conditions precedent in the notice of redemption and the last sentence of Section 3.02(b), as applicable. Such Notes shall be paid at the redemption price stated in the notice, plus accrued interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a Record Date and on or prior to the related Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on such Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.04              Payment of Redemption Price. Pursuant to Section 2.08(c), the Issuer shall pay to the Indenture Trustee by deposit to the Payment Account money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on the redemption date other than Notes previously called for redemption that have been delivered by the Issuer to the Indenture Trustee for cancellation.

SECTION 3.05              Reserved.

SECTION 3.06              Mandatory Redemption. Within 10 Business Days of receipt of Net Proceeds from any Indebtedness (other than Permitted Indebtedness) and upon notice given as provided in Section 3.02(b), the Issuer shall redeem each Holder’s Notes in full at a redemption price in cash equal to 100% of the principal amount thereof, plus the Applicable Premium as of, and accrued and unpaid interest, to, but not including, the date of redemption.

SECTION 3.07              Redemption Upon a Change of Control. Upon the occurrence of a Change of Control and upon notice given as provided in Section 3.02(b), the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to redeem such Holder’s Notes in full at a redemption price in cash equal to 107.5% of such Note Balance thereof, plus accrued and unpaid interest to, but not including, the date of redemption. The Change of Control Offer will remain open for a period of at least 15 days following its commencement and not more than 30 days, except to the extent that a longer period is required by applicable law (the “Change of Control Offer Period”). No later than 30 Business Days after the termination of the Change of Control Offer Period, the Issuer will purchase all Notes tendered in response to the Change of Control Offer.

ARTICLE 4
COVENANTS

SECTION 4.01              Deposit and Payment of Notes. The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.

SECTION 4.02              Reports and Other Information.

(a)                                 Annual Financials. The Issuer shall post on the SEC EDGAR website, as soon as available, but in any event within 120 days (or such earlier date on which the Issuer is required to file a Form 10-K under the Exchange Act, if applicable) after the end of each fiscal year of the Issuer, beginning with the fiscal year ending December 31, 2017, a consolidated and consolidating balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal year, and the related consolidated and consolidating statements of income, cash flows and stockholder’s equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP, with such consolidated and consolidating financial statements to be audited and accompanied by a report and opinion of the Issuer’s independent certified public accounting firm of recognized national standing (which report and opinion shall be prepared in accordance with GAAP), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer as of the dates and for the periods specified in accordance with GAAP. Such consolidated and consolidating financial statements shall be certified by a Financial Officer as fairly presenting the consolidated and consolidating financial condition, results of operations and cash flows of the Issuer and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied.

(b)                                 Quarterly Financials. The Issuer shall post on the SEC EDGAR website, as soon as available, but in any event within 60 days (or such earlier date on which the Issuer is required to file a Form 10-Q under the Exchange Act, if applicable) after the end of each of the first three fiscal quarters of each fiscal year of the Issuer, beginning with the fiscal quarter ending September 30, 2017, a consolidated and consolidating balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated and consolidating statements of income, cash flows and stockholder’s equity for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of the Issuer’s fiscal year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year, all prepared in accordance with GAAP, with such consolidated and consolidating financial statements to be certified by a Financial Officer as fairly presenting the consolidated and consolidating financial condition, results of operations and cash flows of the Issuer and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 4.02(a), subject to normal year-end audit adjustments and the absence of footnotes.

(c)                                  Information During Event of Default. The Issuer shall deliver to the Indenture Trustee, promptly, such additional information regarding the business or financial affairs of the Issuer or any of its Subsidiaries, or compliance with the terms of this Indenture, as the Indenture Trustee, any Holder or any holder of beneficial interests in the Notes may from time to time reasonably request during the existence of any Event of Default (subject to reasonable requirement of confidentiality, including requirements imposed by law or contract; and provided that the Issuer shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege). The Issuer shall further inform the Indenture Trustee that such additional information is being delivered pursuant to this Section 4.02(c). The Indenture Trustee will within three (3) Business Days of receipt notify the Holders by electronic mail of receipt of such information.

(d)                                 Rule 144A Information. The Issuer shall deliver to the Holders and any prospective purchaser of the Notes designated by a Holder, promptly upon the request of any such Person, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e)                                  Notice of Default. The Issuer shall deliver to the Indenture Trustee promptly, and in any event within 10 Business Days after the occurrence thereof, notice of any Default or Event of Default and specifying the nature thereof in reasonable detail. The Indenture Trustee will promptly (and, in any event, within five (5) Business Days of receipt) notify the Holders by electronic mail of receipt of any such notice of Default or Event of Default.

SECTION 4.03              Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.04              Liens on Pledged Subsidiaries or Collateral. The Issuer shall not Incur or suffer to exist any Liens (other than Permitted Liens) on (i) any Equity Interests of the Issuer in the Pledged Subsidiaries or (ii) any Collateral.

SECTION 4.05              Maintenance of Office or Agency.

(a)                                 The Issuer shall maintain an office or agency (which may be an office of the Indenture Trustee or an affiliate of the Indenture Trustee or Note Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations and surrenders may be made at the corporate trust place of payment and notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee as set forth in Section 10.01.

(b)                                 The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                                  The Issuer hereby designates the Corporate Trust Office of the Indenture Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.06              Amendment of Security Documents. The Issuer shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents except as described in Article 9 or as permitted in Article 8.

SECTION 4.07              Limitation of Incurrence of Indebtedness.

(a)                                 The Issuer shall not directly Incur any Indebtedness.

(b)                                 The limitations set forth in Section 4.07(a) shall not apply to any Permitted Indebtedness.

(c)                                  Notwithstanding Section 4.07(a), Indebtedness not permitted by Section 4.07(b) may be incurred or issued by the Issuer provided that the proceeds thereof are applied to redeem the Notes in full in accordance with Section 3.06.

(d)                                 For purposes of determining compliance with this Section 4.07, in the event an item of Indebtedness Incurred by the Issuer meets the criteria of more than one of the categories listed in the definition of “Permitted Indebtedness”, the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with Section 4.07.

(e)                                  The Issuer shall not increase the interest rate payable on the Convertible Notes.

SECTION 4.08              Maintenance of Existence; Compliance. The Issuer shall (a) (i) preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all contractual obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.09              Maintenance of Property; Insurance. The Issuer shall (i) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a Similar Business.

SECTION 4.10              Inspection of Property; Books and Records; Discussions. The Issuer shall (i) keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (ii) following the occurrence and during the continuation of an Event of Default, permit representatives of the Indenture Trustee or any Holder to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Issuer with officers and employees of the Issuer and with their independent certified public accountants.

SECTION 4.11              Post-Closing Obligations. Within 10 Business Days after receipt by the Issuer of any Litigation Proceeds, if ever, the Issuer shall establish and maintain a Litigation Proceeds Account, deposit any such Litigation Proceeds therein and cause to be delivered to the Indenture Trustee a Litigation Proceeds Account Control Agreement. At the time of delivery of any Deposit Account Control Agreement and any Litigation Proceeds Account Control Agreement, the Issuer shall deliver an Opinion of Counsel to the Indenture Trustee that such agreement creates an enforceable perfected security interest in favor of the Indenture Trustee against the applicable Collateral under applicable law.

SECTION 4.12              Restricted Payments.

(a)                                 The Issuer shall not (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock, other than dividends or distributions payable solely in Equity Interests; or (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Issuer except under any equity incentive plan maintained by the Issuer ((all such payments set forth in clauses (i) through (ii) being collectively referred to as “Restricted Payments”), if, at the time of, and after giving effect to, the proposed Restricted Payment the Issuer’s aggregate cash and Cash Equivalents are less than $20,000,000; provided, however, that nothing in this Section 4.12 shall be deemed to prohibit the Issuer from paying principal, interest or other sums payable in respect of any Indebtedness of the Issuer convertible into Capital Stock or from issuing Capital Stock upon exercise of the conversion rights set forth therein.

(b)                                 Notwithstanding Section 4.12(a), the Issuer may make Restricted Payments if:

(i)                                     at the time of, and after giving effect to, any such proposed Restricted Payment the Issuer’s aggregate cash and Cash Equivalents are at least equal to $25,000,000 and such Restricted Payment, together with the aggregate amount of all other Restricted Payments over the preceding 12 months does not exceed $5,000,000;

(ii)                                  at the time of, and after giving effect to, any such proposed Restricted Payment the Issuer’s aggregate cash and Cash Equivalents are at least equal to $30,000,000 and such Restricted Payment, together with the aggregate amount of all other Restricted Payments over the preceding 12 months does not exceed $10,000,000; or

(iii)                               at the time of, and after giving effect to, any such proposed Restricted Payment the Issuer’s aggregate cash and Cash Equivalents are at least equal to an amount equal to the outstanding principal amount of the Notes plus the then Applicable Premium, and such Restricted Payment, together with the aggregate amount of all other Restricted Payments over the preceding 12 months does not exceed $15,000,000;

provided, however, that in no event may the aggregate amount of Restricted Payments permitted under this Section 4.12(b) exceed $30,000,000.

SECTION 4.13              Additional Deposit Accounts. If a New Issuer Deposit Account has a balance in excess of $100,000 at any time, the Issuer shall within ten (10) Business Days thereafter (i) transfer from such New Issuer Deposit Account the amount by which the deposits in such account are in excess of $100,000 to a Pledged Deposit Account, or (ii) cause to be delivered to the Indenture Trustee a New Issuer Deposit Account Control Agreement with respect to such New Issuer Deposit Account. At the time of delivery of any New Issuer Deposit Account Control Agreement, the Issuer shall deliver an Opinion of Counsel to the Indenture Trustee that such agreement creates an enforceable perfected security interest against the applicable Collateral under applicable law.

ARTICLE 5
DEFAULTS AND REMEDIES

SECTION 5.01              Events of Default. An “Event of Default” occurs if:

(a)                                 the Issuer fails to pay interest on any Note when due, whether on any Payment Date, at its Maturity Date, upon redemption, upon declaration of acceleration or otherwise and such failure continues for five Business Days,

(b)                                 the Issuer fails to pay principal or premium, if any on any Note when due, whether on any Payment Date, at its Maturity Date, upon redemption, upon declaration of acceleration or otherwise,

(c)                                  the Issuer fails to comply with (i) the agreements contained in Section 4.04, Section 4.07 or Section 4.12 or (ii) any of its other agreements in the Notes or this Indenture (other than those referred to elsewhere in this Section 5.01) and, in the case of this clause (ii), such failure continues for 45 days,

(d)                                 a representation or warranty of the Issuer set forth in the Note Purchase Agreement or any other Transaction Document is shown to be false in any material respect when made, and if capable of cure, such breach remains uncured for 45 days,

(e)                                  the Issuer, any Significant Subsidiary or any Pledged Subsidiary fails to pay any Indebtedness (other than Indebtedness (i) owing to a Subsidiary or (ii) that is Non-Recourse Indebtedness) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $5,000,000 or its foreign currency equivalent,

(f)                                   the Issuer, any Significant Subsidiary or any Pledged Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case;

(ii)                                  consents to the entry of an order for relief against it in an involuntary case;

(iii)                               consents to the appointment of a custodian of it or for any substantial part of its property; or

(iv)                              makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(g)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Issuer, any Significant Subsidiary or any Pledged Subsidiary in an involuntary case;

(ii)                                  appoints a custodian of the Issuer, any Significant Subsidiary or any Pledged Subsidiary or for any substantial part of its property; or

(iii)                               (iii)                               orders the winding up or liquidation of the Issuer, any Significant Subsidiary or any Pledged Subsidiary;

and the order or decree remains unstayed and in effect for 120 days;

(h)                                 the Issuer, any Significant Subsidiary or any Pledged Subsidiary fails to pay final judgments aggregating in excess of $5,000,000 or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 120 days following the entry thereof,

(i)                                     the Issuer shall assert, in any pleading in any court of competent jurisdiction, that any Lien created under any Security Document is invalid or unenforceable, or

(j)                                    (i) any security interest created by any Security Document ceases to be in full force and effect (except as permitted by the terms of the Indenture or the Security Documents) or (ii) the breach or repudiation by the Issuer or any of its Pledged Subsidiaries of any of their obligations under any Security Document.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors (or their foreign equivalents). The term “custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION 5.02              Acceleration. If an Event of Default (other than an Event of Default specified in Section 5.01 (f) or (g)) occurs and is continuing, the Indenture Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Issuer may, and if such notice is given by such Holders such notice shall be given to the Issuer and the Indenture Trustee, declare that the principal of, and the premium, if any, and accrued but unpaid interest on, all Notes is due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 5.01(f) or (g) occurs, the principal of, and the premium, if any, and accrued but unpaid interest on, all the Notes shall ipso facto become and be immediately due and payable, without any declaration or other act on the part of the Indenture Trustee or any Holders. The Required Holders by written notice to the Indenture Trustee may rescind an acceleration and its consequences if such Required Holders determine that the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

SECTION 5.03              Other Remedies. If an Event of Default occurs and is continuing, the Indenture Trustee, after notice to the Holders and receipt of specific written direction from the Required Holders as to how to proceed, may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Indenture Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Indenture Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

Following an Event of Default, the Holders of at least 25% in principal amount of the then outstanding Notes may instruct the Indenture Trustee to deliver a notice (including a “Notice of Exclusive Control”) giving the Indenture Trustee exclusive control over any securities account or deposit account covered by an Account Control Agreement. The Indenture Trustee may give such notice only upon an Event of Default.

SECTION 5.04              Waiver of Past Defaults. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Required Holders by written notice to the Indenture Trustee may waive an existing Default or an Event of Default and its consequences except (a) a Default or an Event of Default in the payment of the principal of or interest on a Note, (b) a Default or an Event of Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default or an Event of Default in respect of a provision that under Section 8.02 cannot be amended without the consent of each Holder affected. When a Default or an Event of Default is waived, it is deemed cured and the Issuer, the Indenture Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or an Event of Default or impair any consequent right. Any past Default or an Event of Default or compliance with any provisions may be waived with the consent of the Required Holders.

SECTION 5.05              Control by Specified Percentage of Holders. The Required Holders (or such other percentage as expressly provided for herein) may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or of exercising any trust or power conferred on the Indenture Trustee. However, the Indenture Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Indenture Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Indenture Trustee in personal liability. Prior to taking any action under this Indenture, the Indenture Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. The Holders understand and agree that in fulfilling its role as Indenture Trustee under any Account Control Agreement, the Pledge Agreement, the Irish Share Charge and the Pledged Irish Profit Participating Note Assignment, the Indenture Trustee shall act solely in accordance with the written direction of the Required Holders, except as expressly set forth in Section 5.03 and 5.06(a)(ii). The delivery to the Indenture Trustee of an Opinion of Counsel as described in Section 4.11 with respect to each of the Irish Share Charge, the Pledged Irish Profit Participating Note Assignment, any Deposit Account Control Agreement or any Litigation Proceeds Account Control Agreement or as described in Section 4.13 with respect to any New Issuer Deposit Account Control Agreement shall be deemed to be conclusive authorization by the Holders on which the Indenture Trustee may exclusively rely, and by its receipt of such an Opinion of Counsel the Indenture Trustee shall be fully protected, in executing and delivering each such agreement and any document or instrument contemplated thereby, without any obligation to determine or confirm the advisability or suitability thereof on behalf of the Holders.

SECTION 5.06              Limitation on Suits.

(a)                                 Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)                                     the Holder gives the Indenture Trustee written notice stating that an Event of Default is continuing;

(ii)                                  the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Indenture Trustee to pursue the remedy;

(iii)                               such Holder or Holders offer to the Indenture Trustee security or indemnity satisfactory to it against any loss, liability or expense; and

(iv)                              the Indenture Trustee does not comply with the request within 30 days after receipt of the request and the offer of security or indemnity.

(b)                                 A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 5.07              Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in this Indenture or in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 5.08              Collection Suit by Indenture Trustee. If an Event of Default specified in Section 5.01(a) or (b) occurs and is continuing, the Indenture Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 6.06.

SECTION 5.09              Indenture Trustee May File Proofs of Claim. The Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Indenture Trustee (including counsel, accountants, experts or such other professionals as the Indenture Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer, its creditors or its property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions and be a member of a creditors’ or other similar committee, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders, to pay to the Indenture Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and its counsel, and any other amounts due the Indenture Trustee under Section 6.06.

SECTION 5.10              Priorities. If the Indenture Trustee collects any money or property pursuant to this Article 5, it shall pay out such money or property in the following order:

FIRST: to the Indenture Trustee for amounts due under Section 6.06;

SECOND: to the Holders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

THIRD: to the Holders for amounts due and unpaid on the Notes for principal, and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and, if any, premium; and

FOURTH: to the Issuer.

The Indenture Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 5.10. At least 15 days before such record date, the Indenture Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 5.11              Waiver of Stay or Extension Laws. The Issuer shall not (to the extent it may lawfully do so) at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6
TRUSTEE

SECTION 6.01              Duties of Indenture Trustee.

(a)                                 The Issuer and each Holder authorizes and directs the Indenture Trustee to enter into the Transaction Documents to which it is a party and to perform its obligations and exercise its rights thereunder in accordance therewith.

(b)                                 Notwithstanding any provision of this Indenture or any other Transaction Document to the contrary:

(i)                                     the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and each Transaction Document to which it is a party and no implied duties, covenants or obligations shall be read into this Indenture or such Transaction Document against the Indenture Trustee (it being agreed that the permissive right of the Indenture Trustee to do things enumerated in this Indenture or any Transaction Document shall not be construed as a duty); and

(ii)                                  in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture. The Indenture Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Indenture Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)                                  the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Indenture Trustee was grossly negligent in ascertaining the pertinent facts;

(iii)                               the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05; and

(iv)                              no provision of this Indenture or any other Transaction Document shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)                                 Every provision of this Indenture or any other Transaction Document that in any way relates to the Indenture Trustee is subject to this Section 6.01.

(e)                                  The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)                                   Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  Every provision of this Indenture or any other Transaction Document relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

SECTION 6.02              Rights of Indenture Trustee.

(a)                                 The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document. Without limiting the generality of the foregoing, the following provisions of this Section 6.02 shall apply notwithstanding any provision of this Indenture or any other Transaction Document to the contrary.

(b)                                 Before the Indenture Trustee acts or refrains from acting, it may require, at the expense of the Issuer, an Officers’ Certificate or an Opinion of Counsel or both. The

Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officers’ Certificate or Opinion of Counsel.

(c)                                  The Indenture Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e)                                  The Indenture Trustee may, at the expense of Issuer, consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes, or any other Transaction Documents or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel or Opinion of Counsel.

(f)                                   The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Required Holders, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(g)                                  The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any other Transaction Document at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee in its sole discretion against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)                                 The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including its right to be compensated, reimbursed and indemnified as provided in Section 6.06, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)                                     The Indenture Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Required Holders or the Holders of a majority in principal amount of the Notes, including, without limitation, any action with respect to the time, method and place of conducting any proceedings for any remedy available to the Indenture Trustee or the exercising of any power conferred by this Indenture or any other Transaction Document.

(j)                                    Any action taken, or omitted to be taken, by the Indenture Trustee in good faith pursuant to this Indenture or any other Transaction Document upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon future Holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(k)                                 In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any force majeure event, or strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Indenture Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l)                                     In the event the signature of the Indenture Trustee is required in connection with any sale of any portion of the Collateral, the Issuer, or if during or after an Event of Default, the Holders, shall ensure that the language set forth in Exhibit C shall be included in any document where such signature(s) may be required. The failure of such language to be so included shall excuse the Indenture Trustee from being required to join in the execution of such documents, without regard to any consequences that may result therefrom.

(m)                             Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order.

(n)                                 As a condition to the taking or omitting of any action by it hereunder, the Indenture Trustee may at the expense of the Issuer consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon. The Indenture Trustee shall not be required to take any action hereunder or otherwise if it shall have reasonably determined, on the advice of counsel, that such action is likely to result in liability on the part of the Indenture Trustee for which it has not received adequate indemnity or is contrary to the terms hereof or is otherwise contrary to law.

(o)                                 Whenever this Indenture or any other Transaction Document provides that an action may be taken or not taken at the option, election or in the discretion of the Indenture Trustee, the Indenture Trustee shall have no obligation or duty to exercise such option, make such election, or exercise such discretion except upon the reasonable written instructions of the Issuer or the Required Holders. The Indenture Trustee shall have no liability to any party for carrying out any such direction.

(p)                                 The permissive rights of the Indenture Trustee to take or refrain from taking any action enumerated in this Indenture or any other Transaction Document shall not be treated as a duty.

(q)                                 Notwithstanding anything contained herein or in any other Transaction Document to the contrary, the Indenture Trustee (as such and in its individual capacity) shall have no duty or responsibility to perform any calculations for, or make any determinations as to the amounts, times, recipients, or other particulars of, any payments and/or transfers to be made by the Indenture Trustee or any other Person under this Indenture or any other Transaction Document, except as expressly required by the terms of this Indenture.

(r)                                    The Indenture Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Indenture or for the due execution hereof by the Issuer or for the form, character, genuineness, sufficiency, value or validity of any of the Collateral, and the Indenture Trustee shall in no event assume or incur any liability, duty or obligation to the Issuer, to any Holders, or to any other Person other than as expressly provided for herein.

(s)                                   The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or any other Transaction Document or otherwise.

(t)                                    Whether or not therein expressly so provided, every provision of this Indenture or any other Transaction Document (including, without limitation, the Pledge Agreement and the Irish Share Charge) relating to the conduct, rights, powers, duties obligations or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.02.

(u)                                 The Issuer hereby agrees and, as evidenced by its acceptance of any benefits hereunder, each Holder agrees that the Indenture Trustee in any capacity has not provided and will not provide in the future, any advice, counsel or opinion regarding the tax, financial, investment or insurance implications and consequences of the preservation, funding, ongoing administration or otherwise with respect to the Collateral. By accepting delivery of a Note or any portion thereof, each of the Holders will be deemed to have acknowledged that it has conducted its own thorough investigation and exercised its own due diligence before considering an investment in the Notes, and acknowledged that the decision to purchase a Note or any portion thereof is its own and that it has not and will not rely on the Indenture Trustee for such purpose. The Indenture Trustee assumes no responsibility whatsoever as to the advisability of purchasing the Notes or any portion thereof.

(v)                                 The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture or any other Transaction Document, at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture or any other Transaction Document, unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

(w)                               If the Indenture Trustee believes inconsistent alternative courses of action are permitted or required by the terms of this Indenture or any of the Transaction Documents, to which the Indenture Trustee is a party, believes that the terms of the Indenture or any of the Transaction Documents, to which the Indenture Trustee is a party are ambiguous, or is unsure as to the application, intent, interpretation or meaning of any provision of this Indenture or any other Transaction Document to which it is a party, the Indenture Trustee after reasonable diligence and consultation with counsel, shall take such action which, in its view, is in the best interest of the Holders and consistent with this Indenture unless it otherwise receives written direction from the Required Holders prior to such action, and notwithstanding any provision of this Indenture or any Transaction Document, or otherwise, the Indenture Trustee shall have no liability to any Person for any such action or following such direction.

(x)                                 The receipt by the Indenture Trustee of any reports, information or other documents that are provided to the Indenture Trustee for purposes of enabling the sending party to comply with its document delivery requirements hereunder shall not constitute constructive or actual notice of any information contained therein or determinable from any information contained therein, including any other Person’s compliance with any of its covenants, representations or warranties hereunder, unless otherwise specifically set forth in this Indenture.

(y)                                 The parties hereto hereby agree that to the extent that any security or instrument issued by the Issuer is rated by a nationally recognized statistical rating organization, Wilmington Trust, National Association, whether in its capacity as Indenture Trustee or any other capacity hereunder, shall have no duty or obligation to (i) maintain any password-protected web site within the meaning of 17 CFR 240.17g-5 (a “Site”), or (ii) upload any information required to be maintained on such Site.

(z)                                  The Indenture Trustee assumes no responsibility for the performance of any obligations of the Issuer or any other Person, or for the enforceability of the Transaction Documents, the Notes, or any other instruments or other documents executed or delivered in connection herewith (or the suitability or advisability thereof for any particular purpose). The Indenture Trustee may assume performance by all such Persons of their obligations under the Transaction Documents absent written notice or actual knowledge of a Trust Officer to the contrary.

(aa)                          The Indenture Trustee shall not be charged with any knowledge held by or imputed to any of the Issuer, any Holder or any other Person other than itself, in its capacity as the Indenture Trustee. The Indenture Trustee shall not be deemed to have knowledge of, or be required to act, based on any event or matter unless a Trust Officer receives written notice or has actual knowledge of such event or matter.  The delivery or availability of reports or other documents (including news or other publically available reports or documents, or any reports or documents delivered to the Indenture Trustee pursuant to this Indenture or related agreements or documents) to the Indenture Trustee shall not constitute actual or constructive knowledge or notice of information contained in or determinable from those reports or documents, except for such information that this Indenture specifically requires the Indenture Trustee to examine in such report or document and to take an action with respect thereto.

SECTION 6.03              Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. The Indenture Trustee and its affiliates have engaged, currently are engaged and may in the future engage in financial or other transactions with the Issuer and its affiliates in the Ordinary Course of Business. Any Note Registrar may do the same with like rights.

SECTION 6.04              Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any guarantee, the Notes, any Security Documents or any other Transaction Documents, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication. The Indenture Trustee shall not be charged with knowledge of any Default or Event of Default or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) a Trust Officer shall have received written notice thereof in accordance with Section 10.01 hereof from the Issuer or any Holder.

SECTION 6.05              Reserved.

SECTION 6.06              Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services as set forth in a separate instrument. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify, protect, defend and hold harmless the Indenture Trustee, and each of its officers, directors, shareholders, employees and agents (collectively, the “Indemnified Persons”) against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by such Person or in connection with the acceptance or administration of this trust and the performance of its duties hereunder and under any other Transaction Document, including, without limitation, the costs and expenses of (i) enforcing this Indenture or any other Transaction Document against the Issuer (including this Section 6.06), (ii) indemnifying, defending, holding harmless or otherwise reimbursing any party to any Account Control Agreement pursuant to the terms thereof and (iii) defending itself against or investigating any claim (whether asserted by the Issuer, any Holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Indenture Trustee. The Indenture Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof (such notice, the “Claim Notice”); provided, however, that any failure so to notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, gross negligence or bad faith.

To secure the Issuer’s payment obligations in this Section 6.06, the Indenture Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Indenture Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s payment obligations pursuant to this Section 6.06 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Indenture Trustee. Without prejudice to any other rights available to the Indenture Trustee under applicable law, when the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(f) or Section 5.01(g) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

The Issuer may assume the defense of any proceeding for which a Claim Notice has been received by the Issuer, with a nationally recognized (or regionally recognized, if local counsel is necessary in such jurisdiction) counsel of its choosing, by delivering written notice of the Issuer’s election to do so to the Indemnified Person (the “Selection Notice”); provided, that, without limiting the generality of subsections (i)-(iii) of this paragraph, such counsel shall not assume the defense of any Indemnified Person if such Indemnified Person objects to the appointment of such counsel within a commercially reasonable time period after its receipt of the Selection Notice. The parties hereto hereby agree that for purposes of the proviso immediately preceding this sentence, a “commercially reasonable time period” shall include a minimum of fifteen (15) business days after the Indenture Trustee’s receipt of the Selection Notice. After delivery of the Selection Notice and the retention of such counsel by the Issuer without objection by the Indenture Trustee as provided in this Section 6.06 (the “Retained Counsel”), the Issuer shall not be liable to the Indemnified Person under this Indenture for any fees or expenses of counsel subsequently incurred by the Indemnified Person with respect to the same proceeding, provided that if (i) the employment of counsel other than the Retained Counsel has been previously authorized by the Issuer in writing with respect to the loss, liability or expense described in the Claim Notice, (ii) the Indemnified Person shall have reasonably concluded that there may be a conflict of interest between the Issuer and the Indemnified Person in the conduct of any such defense after providing prior written notice to the Issuer of the Indemnified Person’s reasonable conclusion of a conflict of interest and providing the Issuer a reasonable opportunity, and the Indemnified Person’s reasonable cooperation, to cure such conflict, if practicable, or (iii) the Issuer shall not, in fact, within a commercially reasonable amount of time after its receipt of the Claim Notice, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of the Indemnified Person’s counsel shall be borne by the Issuer in accordance with this Section 6.06. For the avoidance of doubt, the Indemnified Person shall have the right to employ their own counsel in any proceeding for which a Claim Notice has been received by the Issuer, at the Indemnified Person’s sole cost and expense, in which event the Issuer shall have no further obligation or liability to the Indemnified Person under this Indenture for any fees or expenses of counsel subsequently incurred by the Indemnified Person with respect to such proceeding. Neither the Issuer nor the Indemnified Person will unreasonably withhold its or their consent to any proposed settlement of a claim for which it may seek indemnity pursuant to Section 6.06, provided, however, that any such consent will be without prejudice to the right of the Indemnified Person to receive indemnification hereunder.

SECTION 6.07              Replacement of Indenture Trustee.

(a)                                 The Indenture Trustee may resign at any time by so notifying the Issuer. The Required Holders may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i)                                     the Indenture Trustee fails to comply with Section 6.09;

(ii)                                  the Indenture Trustee is adjudged bankrupt or insolvent;

(iii)                               a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)                              the Indenture Trustee otherwise becomes incapable of acting.

(b)                                 If the Indenture Trustee resigns or is removed by the Issuer or by the Required Holders and such Required Holders do not reasonably promptly appoint a successor Indenture Trustee, or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

(c)                                  A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Holders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee, subject to the Lien provided for in Section 6.06.

(d)                                 If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee or the Holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(e)                                  Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.07, the Issuer’s obligations under Section 6.06 shall continue for the benefit of the retiring Indenture Trustee.

SECTION 6.08              Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges with or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

SECTION 6.09     Eligibility; Disqualification. The Indenture Trustee (together with its Affiliates) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

ARTICLE 7
SATISFACTION AND DISCHARGE

SECTION 7.01     Satisfaction and Discharge of Indenture.

(a)           This Indenture shall cease to be of further effect except as to (i) any surviving rights herein expressly provided for and (ii) in the case of clause (1)(B) below, the rights of the Holders hereunder to receive payment of the Note Balance of and interest on the Notes and any other rights of the Holders hereunder, when

(1)           either (A) all Notes theretofore authenticated and delivered to Holders (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.05, and (ii) Notes for which payment of money has theretofore been deposited in trust pursuant to Section 2.08 and thereafter repaid to the Issuer) have been delivered to the Note Registrar for cancellation; or (B) all such Notes not theretofore delivered to the Note Registrar for cancellation have been paid in full;

(2)           the Issuer has paid or caused to be paid all other sums payable hereunder or reasonably expected to become payable hereunder and the other Transaction Documents (including amounts associated with the termination thereof) by the Issuer hereunder and thereunder; and

(3)           the Issuer has delivered to the Indenture Trustee an Officers’ Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the foregoing, the rights, privileges, protection and immunities afforded the Indenture Trustee under Article 6, the obligations of the Issuer to the Indenture Trustee under Section 6.06 shall survive satisfaction and discharge of this Indenture.

(b)           Upon payment of all the outstanding Notes in full, the Indenture Trustee shall (i) deliver or cause to be delivered to the Issuer any releases or termination statements prepared by the Issuer which the Issuer reasonably requests to evidence discharge of the lien hereof as to the Trust Estate; and (ii) deliver or cause to be delivered all other items reasonably requested by the Issuer, and take all other actions reasonably requested by the Issuer, in order to cause transfer of any portion of the Collateral to the Issuer or its designee.

(c)           Upon the satisfaction and discharge of this Indenture pursuant to the foregoing, the Indenture Trustee shall pay, in accordance with an Issuer Order all amounts, if any, previously received from the Issuer and not otherwise disbursed.

SECTION 7.02     Application of Trust Money.

All cash paid to the Indenture Trustee pursuant to this Indenture shall be applied by the Indenture Trustee in accordance with Section 2.08 or Section 5.10, as applicable, to pay the Persons entitled thereto, the interest, principal and other amounts payable on the Notes and to pay or reimburse the Indenture Trustee pursuant to Section 6.06.

ARTICLE 8
AMENDMENTS AND WAIVERS

SECTION 8.01     Without Consent of the Holders. The Issuer and the Indenture Trustee may amend this Indenture, the Notes or the Security Documents without notice to or consent of any Holder:

(a)           to cure any ambiguity, omission, mistake, defect or inconsistency;

(b)           to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;

(c)           to make any change that does not adversely affect the rights of any Holder;

(d)           to add additional assets as Collateral to secure the Notes;

(e)           to release Collateral from the Lien pursuant to this Indenture and the Security Documents when permitted or required by this Indenture or the Security Documents; or

(f)            to issue Additional Notes in accordance with this Indenture.

After an amendment under this Section 8.01 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.01.

SECTION 8.02     With Consent of the Holders.

(a)           The Issuer and the Indenture Trustee may amend this Indenture, the Notes and the Security Documents with the written consent of the Required Holders. However, without the consent of each Holder of an outstanding Note affected, an amendment may not:

(i)            reduce the amount of Notes whose Holders must consent to an amendment,

(ii)           reduce the rate of or extend the time for payment of interest on any Note,

(iii)          reduce the principal of or change the Maturity Date of any Note,

(iv)          reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article 3,

(v)           make any Note payable in money other than that stated in such Note,

(vi)          expressly subordinate the Notes to any other Indebtedness of the Issuer,

(vii)         impair the right of any Holder to receive payment of principal of or premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes,

(viii)        make any change in this Section 8.02, or

(ix)          release all or substantially all of the Collateral from the Lien of this Indenture and the Security Documents, except as otherwise provided in this Indenture or the Security Documents.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(b)           After an amendment under this Section 8.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.02.

SECTION 8.03     Revocation and Effect of Consents and Waivers.

(a)           A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Indenture Trustee receives the notice of revocation before the date on which the Indenture Trustee receives an Officers’ Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Indenture Trustee of consents by the Holders of the requisite principal amount of Notes, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver, (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Indenture Trustee and (iv) delivery to the Indenture Trustee of each Officers’ Certificate and Opinion of Counsel required under Section 8.05 and Article 10 hereof.

(b)           The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 8.03(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 8.04     Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Indenture Trustee. The Indenture Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Indenture Trustee so determines, the Issuer in exchange for the Note shall issue and the Indenture Trustee, in accordance with an Issuer Order, shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 8.05     Indenture Trustee to Sign Amendments. The Indenture Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Indenture Trustee. If it does, the Indenture Trustee may but need not sign it. In signing any amendment, the Indenture Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and shall be fully protected in relying exclusively and conclusively upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver (i) is authorized or permitted by this Indenture, (ii) is the legal, valid and binding obligation of the Issuer, enforceable against them in accordance with its terms, subject to customary exceptions, (iii) and has been authorized by the requisite principal amount of Notes, and (iv) complies with the provisions hereof (including Section 8.03).

SECTION 8.06     Reserved.

SECTION 8.07     Additional Voting Terms; Calculation of Principal Amount. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article 8.

SECTION 8.08     Payment for Consent. The Issuer shall not, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to consent, waiver or amendment.

ARTICLE 9
SECURITY DOCUMENTS

SECTION 9.01     Collateral and Security Documents. The due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on a Payment Date, at the Maturity Date, or by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes to the Holders or the Indenture Trustee under this Indenture, the Notes and the other Security Documents, and all other amounts in respect of the Secured Obligations according to the terms hereunder or thereunder, shall be secured by a security interest in the Collateral as provided in the Security Documents, which define the terms of the Liens that secure the Secured Obligations. The Issuer hereby acknowledges and agrees that the Indenture Trustee holds the Collateral in trust for the benefit of the Holders, pursuant to the terms of the Security Documents. Each Holder, by accepting a Note, consents and agrees (subject to Section 4.11) to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) as the same may be in effect or may be amended from time to time in accordance with their respective terms and this Indenture, and authorizes and directs the Indenture Trustee to enter into the Security Documents and, subject to the provisions of this Indenture, to perform its obligations and exercise its rights thereunder in accordance herewith and therewith. The Issuer shall take any and all actions reasonably required to cause the Security Documents to create and maintain at all times, as security for the Secured Obligations of the Issuer hereunder, a valid and enforceable perfected Lien on all of the Collateral, in favor of the Indenture Trustee for the benefit of the Holders under the Security Documents.

The Issuer hereby covenant (A) to perform and observe its obligations under the Security Documents and (B) take any and all commercially reasonable actions (including without limitation the covenants set forth in the Security Documents and in this Article 9) required to cause the Security Documents to create and maintain, as security for the Secured Obligations contained in this Indenture, the Notes and the other Security Documents, valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral, in favor of the Indenture Trustee, superior to and prior to the rights of all third Persons, and subject to no other Liens, in each case, except as expressly permitted herein or therein.

The Issuer shall do or cause to be done, at its sole cost and expense, all such actions and things as may be necessary, or as may be required by the provisions of the Security Documents, to confirm to the Indenture Trustee the security interests in the Collateral contemplated hereby and by the Security Documents, as from time to time constituted, so as to render the Collateral available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purpose herein and therein expressed.

SECTION 9.02     Recording and Opinions.

(a)           The Issuer shall, at its sole cost and expense, take or cause to be taken all commercially reasonable action required to perfect (except as expressly provided in the Security Documents), maintain (with the priority required under the Security Documents), preserve and protect the security interests in the Collateral granted by the Security Documents, including (i)

the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders and the Indenture Trustee under this Indenture and the Security Documents to all property comprising the Collateral pursuant to the terms of the Security Documents, and (ii) the delivery of the certificates, if any, evidencing the certificated securities pledged under the Security Documents, duly endorsed in blank or accompanied by undated stock powers or other instruments of transfer executed in blank. The Issuer shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Security Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant thereto. The Issuer will not be permitted to take any action, or omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Indenture Trustee or the Holders except as expressly set forth herein or the Security Documents. The Indenture Trustee shall have no obligation to file or monitor any financing statements (or amendments of financing statements, continuation statements, collateral assignments or any instruments of further assurance).

(b)           If property of a type constituting Collateral is acquired by the Issuer that is not automatically subject to a Lien or perfected security interest under the Security Documents, then the Issuer will, as soon as reasonably practicable after such property’s acquisition and in any event within 10 Business Days, grant Liens on such property in favor of the Indenture Trustee, and deliver certain certificates (including in the case of real property title insurance) and any filings or other documentation in respect thereof as required by this Indenture or the Security Documents and take all necessary steps to perfect the security interest represented by such Liens.

SECTION 9.03     Release of Collateral.

(a)           Subject to 8.01 and Section 8.02 hereof, the Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby. The Issuer will be entitled to a release of assets included in the Collateral from the Liens securing the Notes, and the Indenture Trustee shall release the same from such Liens at the Issuer’s sole cost and expense, under one or more of the following circumstances:

(i)            to enable the Issuer or any Subsidiary to sell, exchange or otherwise dispose of any of the Collateral to the extent permitted by this Indenture and each other Security Document; or

(ii)           pursuant to an amendment or waiver in accordance with Article 8 of this Indenture.

(b)           Upon receipt of an Officers’ Certificate (and upon receipt, the Indenture Trustee may conclusively rely upon such Officers’ Certificate and shall have no duty to make any determination or investigation with respect to the contents thereof) certifying that all conditions precedent under this Indenture and the Security Documents, if any, to such release have been met and any necessary or proper instruments of termination, satisfaction or release have been prepared by the Issuer, the Indenture Trustee shall execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture and the Security Documents

(c)           At any time when an Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders.

SECTION 9.04     Permitted Releases Not To Impair Lien. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and the terms of this Article 9. Each of the Holders acknowledges that a release of Collateral or a Lien in accordance with the terms of the Security Documents and of this Article 9 will not be deemed for any purpose to be in contravention of the terms of this Indenture.

SECTION 9.05     Suits To Protect the Collateral. Subject to the provisions of Article 6 hereof, the Indenture Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may take all actions it deems necessary or appropriate in order to:

(a)           enforce any of the terms of the Security Documents; and

(b)           collect and receive any and all amounts payable in respect of the Secured Obligations of the Issuer hereunder.

Subject to the provisions of the Security Documents, the Indenture Trustee shall have power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Indenture Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Indenture Trustee).

SECTION 9.06     Authorization of Receipt of Funds by the Indenture Trustee Under the Security Documents. The Indenture Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 9.07     Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Indenture Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 9 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer to make any such sale or other transfer.

SECTION 9.08     Powers Exercisable by Receiver or Indenture Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 9 upon the Issuer with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or of any officer or officers thereof required by the provisions of this Article 9; and if the Indenture Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Indenture Trustee.

SECTION 9.09     Release Upon Termination of the Issuer’s Obligations. In the event that the Issuer delivers to the Indenture Trustee, in form and substance reasonably acceptable to the Indenture Trustee, an Officers’ Certificate (and upon receipt, the Indenture Trustee may conclusively rely upon such Officers’ Certificate and shall have no duty to make any determination or investigation with respect to the contents thereof) certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Secured Obligations under this Indenture and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including additional interest, if any), are paid, or (ii) all the obligations under this Indenture, the Notes and the Security Documents have been satisfied and discharged by complying with the provisions of Article 7, the Indenture Trustee shall deliver to the Issuer a notice stating that the Indenture Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon delivery of such notice, the Indenture Trustee shall be deemed not to hold a Lien in the Collateral on behalf of the Holders and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

ARTICLE 10
MISCELLANEOUS

SECTION 10.01  Notices.

(a)           Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile, via overnight courier or via first-class mail addressed as follows:

if to the Issuer:

Emergent Capital, Inc.

5355 Town Center Road, Suite 701

Boca Raton, FL 33486

Attention of: Office of the General Counsel

Facsimile: (561) 995-4207

Telephone: (561) 995-4206

if to the Indenture Trustee:

Wilmington Trust, N.A., as Indenture Trustee

300 Park Street, Suite 390

Birmingham, Michigan 48009

Attention: Capital Markets Insurance Services

Facsimile: (248) 723-5424

Telephone: (248) 723-5422

E-mail: SpecializedInsurance@wilmingtontrust.com

The Issuer or the Indenture Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)           Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Note Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c)           Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Indenture Trustee are effective only if received.

SECTION 10.02  Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Indenture Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Indenture Trustee at the request of the Indenture Trustee an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Indenture Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and the Indenture Trustee shall be fully protected in relying exclusively and conclusively upon such Officers’ Certificate and Opinion of Counsel in taking or refraining from taking any action.

SECTION 10.03  Statements Required in Certificate. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)           a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 10.04  When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by or on behalf of the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes with respect to which the Indenture Trustee has actual knowledge are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination. On the Initial Issue Date and on any Additional Issue Date, the Issuer shall identify in writing to the Indenture Trustee which, if any, Notes are owned by or on behalf of the Issuer.

SECTION 10.05  Rules by Indenture Trustee and Note Registrar. The Indenture Trustee may make reasonable rules for action by or a meeting of the Holders. The Note Registrar may make reasonable rules for their functions.

SECTION 10.06  Legal Holidays. If a Payment Date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such Payment Date if it were a Business Day for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 10.07  GOVERNING LAW; SUBMISSION TO JURISDICTION;  WAIVER OF IMMUNITY. THIS INDENTURE, THE SECURITIES, THE SECURITY DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, THE RELATIONSHIP OF THE PARTIES HERETO AND THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS. The Issuer the Indenture Trustee, and, by its acceptance of a Note, each Holder (and holder of beneficial interests in a Note) hereby submit to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Indenture or the transactions contemplated hereby.

SECTION 10.08  Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

SECTION 10.09  Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 10.10       Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 10.11       Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 10.12       Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

EMERGENT CAPITAL, INC.

By:	/s/ Antony Mitchell
Name:	Antony Mitchell
Title:	Chief Executive Officer

[Indenture Signature Page]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Robert J. Donaldson
Name:	Robert J. Donaldson
Title:	Vice President

[Indenture Signature Page]

Schedule 1.01(A)

Pledged Deposit Accounts

Schedule 1.01(B)

Pledged Subsidiaries

Company Name	Jurisdiction of Organization	Organizational Identification Number	Federal Identification Number
Red Reef Alternative Investments, LLC*	Delaware	5433325	46-4120302
OLIPP IV, LLC*	Delaware	4966935	45-3115563
Blue Heron Designated Activity Company*	Ireland	548361	47-4412706

*65% Pledge

EXHIBIT A

FORM OF NOTE

EMERGENT CAPITAL, INC.

8.5% SENIOR SECURED NOTE DUE 2021

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OR “BLUE SKY” LAWS OF ANY STATE AND HAS BEEN SOLD IN RELIANCE ON AN EXEMPTION PROVIDED IN THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS; THEREFORE, THIS NOTE MAY NOT BE RESOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION EXEMPTED FROM REGISTRATION UNDER THE SECURITIES ACT, APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS AND UNTIL ANY ADDITIONAL TRANSFER RESTRICTIONS IN THE INDENTURE ARE SATISFIED.

[CANADIAN RESTRICTED LEGEND TO BE INSERTED ON NOTES ISSUED TO CANADIAN HOLDERS: UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE DISTRIBUTION DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.]

Note No.: [        ]

Initial Note Balance: [ ]	Dated: [ ]

[Name of Registered Holder]

Registered Holder

This Note (this “Note”) has been issued by Emergent Capital, Inc., a Florida corporation (the “Issuer”) in the Initial Note Balance of [           ] (US$[        ]) to [Name of Purchaser] or its registered assigns. This Note is being issued pursuant to that certain Amended and Restated Indenture (as amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, the “Indenture”) dated as of [         ], 2017, by and among the Issuer and Wilmington Trust, National Association, a national banking association as indenture trustee (the “Indenture Trustee”). Capitalized terms used but not defined herein shall have their respective meanings as set forth in the Indenture. This Note is entitled to the benefits of the Indenture. Reference is hereby made to the Indenture for a statement of the rights thereunder of the Issuer, the Indenture Trustee (in each capacity thereunder) and the Holders of the Notes, and the terms upon which the Notes are authenticated and delivered.

Exhibit A- Page 1

This Note shall accrue interest on the Note Balance of this Note at the Note Interest Rate calculated based on the actual number of days elapsed and a 360-day year. Interest on this Note shall be payable in cash in arrears on the Payment Date. Interest (including post-petition interest in any proceeding under the Bankruptcy Law whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on overdue principal, premium, if any, and interest shall accrue (without regard to any applicable grace period) at the rate equal to the then applicable interest rate on the Notes to the extent lawful.  Interest on overdue installments of interest without regard to any applicable grace period shall accrue at the rate equal to 2.0% per annum to the extent lawful and shall be payable in cash in accordance with the Indenture.

The Note Balance of this Note plus any accrued interest shall be due and payable on the Maturity Date, unless the Note Balance and accrued interest of this Note becomes due and payable (and is so paid) at an earlier date by declaration of acceleration, call for redemption, or otherwise pursuant to the Indenture.

This Note is subject to optional and mandatory redemption in accordance with the Indenture. With respect to each Payment Date, any interest payable on this Note shall be paid to the Person that is the registered Holder thereof at the close of business on the related Record Date (subject to the special record date provisions of the Indenture). Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose. Payments of interest, principal and other amounts on the Notes shall be made by wire transfer to such account as such Holder shall designate by written instruction received by the Indenture Trustee not later than five Business Days prior to the applicable Payment Date. Such payments shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

This Note is a registered promissory note and, subject to the provisions of the Indenture (including, without limitation, Section 2.04 thereof), upon surrender of this Note for registration of transfer or exchange in the Note Register of the Note Registrar (and in the case of a surrender for registration of transfer in the Note Register of the Note Registrar, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder in respect of this Note in form satisfactory to the Note Registrar), one or more new Notes for a like aggregate principal amount will be issued to, and registered in the name of, the transferee. Prior to the due presentment for registration and transfer, the Issuer and the Indenture Trustee may treat the Person in whose name this Note is registered (subject to the Record Date and special record date provisions of the Indenture) as the Holder in the Note Register as the owner of this Note for the purpose of receiving payment and for all other purposes of this Note and the Indenture. Notwithstanding anything to the contrary herein, the right to receive payments of interest and principal under this Note shall be transferable only upon surrender for cancellation of this Note, and the issuance of a new Note registered in the name of the transferee in the Note Register. The Note Registrar may require any Holder, among other things, to furnish any appropriate endorsements and transfer documents, and to have signatures guaranteed by an “eligible guarantor institution” that is a member or participant in a recognized “signature guarantee program” (e.g., the securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program).

Exhibit A- Page 2

This Note will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Indenture Trustee holds the Collateral in trust for the benefit of the Indenture Trustee and the Holders, in each case pursuant to the Security Documents.

The Indenture Trustee and any agent of the Indenture Trustee may treat the Person in whose name this Note is registered as the Holder hereof for all purposes, whether or not this Note be overdue, and neither the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof for the purpose of adding to, changing or eliminating certain provisions of the Indenture or of modifying the rights of the Holders thereunder with the consent of Holders as specified in the Indenture. Any such consent or waiver thereof shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

It is understood and agreed by the Holder of this Note that (a) this Note is being authenticated and delivered by the Indenture Trustee in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Indenture Trustee but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the Holder hereof and by any person claiming by, through or under the Holder hereof, and (d) under no circumstances shall Wilmington Trust, National Association, be personally liable for the payment of any indebtedness or expense of the Issuer or any other Person or be liable for the breach or failure of any warranty or covenant made or undertaken by the Issuer under this Note or the Indenture.

This Note and the Indenture shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to the conflict of law provisions thereof, other than 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee (or the Indenture Trustee’s Authenticating Agent designated pursuant to the terms of the Indenture) whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

[Signature follows on next page.]

Exhibit A- Page 3

IN WITNESS WHEREOF, Emergent Capital, Inc. has caused this Note to be duly executed.

EMERGENT CAPITAL, INC.

By:
Name:
Title:

Exhibit A- Page 4

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

Dated: [                ]

Exhibit A- Page 5

EXHIBIT B-1

FORM OF TRANSFEROR CERTIFICATE

[Date]

[NOTE REGISTRAR]

Re:                       EMERGENT CAPITAL, INC.

8.5% Senior Secured Notes (the “Notes”)

Ladies and Gentlemen:

This letter relates to the sale by the undersigned transferor[s] (the “Transferor[s]”) to the transferee(s) identified in Annex A hereto (the “Transferee(s)”) of the Note Balance(s) of Notes identified in Annex A hereto (the “Transferred Notes”). The Transferred Notes were issued pursuant to that certain Amended and Restated Indenture (as amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, the “Indenture”) dated as of [     ], 2017, by and among the Issuer and Wilmington Trust, National Association, a national banking association as indenture trustee (the “Indenture Trustee”). All capitalized terms used but  not  otherwise defined herein shall have the respective meanings set forth in the Indenture.

The Transferor[s] hereby certif[y][ies], represent[s] and warrant[s] to you, as Note Registrar, and for the benefit of the Issuer, the Indenture Trustee and the Transferee(s), that the Transferred Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and (ii) in reliance upon and in compliance with an exemption from the registration requirements of the Securities Act and the regulations promulgated thereunder.

TRANSFEROR[S]

[Name of Transferor]

By:
Name:
Title:

cc:

Exhibit B-1 - Page 1

ANNEX A

DESCRIPTION OF NOTES

Transferor[s]	Transferee(s)	Note Balance of Notes Transferred

Exhibit B-1 - Page 2

EXHIBIT B-2

FORM OF TRANSFEREE CERTIFICATE

[Date]

[NOTE REGISTRAR]

Re:                       EMERGENT CAPITAL, INC.

8.5% Senior Secured Notes (the “Notes”)

Ladies and Gentlemen:

This letter relates to the sale by the holder(s) of the Notes described in Annex A hereto (the “Transferor(s)”) to the undersigned transferee[s] (the “Transferee[s]”) of the Note Balance(s) of Notes identified in Annex A hereto (the “Transferred Notes”). The Transferred Notes were issued pursuant to that certain Amended and Restated Indenture (as amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, the “Indenture”) dated as of [    ], 2017, by and among the Issuer and Wilmington Trust, National Association, a national banking association as indenture trustee (the “Indenture Trustee”). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture.

In  connection  with  our  proposed  purchase  of  $   aggregate Note Balance of Transferred Notes, we confirm that:

1.                                      We understand that any subsequent transfer of the Transferred Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Transferred Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.                                      We understand that the offer and sale of the Transferred Notes have not been registered under the Securities Act, and that the Transferred Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Transferred Notes or any interest therein, we will do so only in accordance with the Securities Act and the regulations promulgated thereunder, and that prior to such transfer the applicable purchaser shall furnish (or have furnished on its behalf by a U.S. broker dealer) to you and to the Issuer a signed letter substantially in the form of this letter.

3.                                      We understand that, on any proposed resale of the Transferred Notes or beneficial interest therein in accordance with paragraph 4(a) of this letter, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Transferred Notes purchased by us will bear a legend to the foregoing effect.

Exhibit B-2 - Page 1

4.                                      We are either (one must be checked):

(a) ☐ in the United States or a U.S. Person (as defined in Rule 902(k) of Regulation S under the Securities Act and an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Transferred Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment; or

(b) ☐ a  non-”U.S.  Person”  as  such  term  is  defined  in  Rule  902(k)  of Regulation S under the Securities Act.

If 4(b) above is checked and the undersigned is in Canada, the Issuer and the Indenture Trustee shall include the Canadian Restricted Legend on the Transferred Notes.

5.                                                      If we are a non U.S. person for federal income tax purposes, we confirm that we are (one must be checked):

(a) ☐ a natural individual person;

(b) ☐ treated as a corporation for U.S. federal income tax purposes;

(c) ☐ disregarded for U.S. federal income tax purposes (in which case a copy of this certificate at least insofar as it relates to this paragraph 5 must also be completed and signed by its sole beneficial owner); or

(d) ☐ treated as a partnership for U.S. federal income tax purposes (in which case each partner also has completed as to itself and signed a copy of this certificate and an appropriate IRS Form W-8, a copy of each of which is attached, or, if applicable, has completed as to itself and signed an IRS Form W-9, a copy of which is attached).

6.                                      If we are a non U.S. person for federal income tax purposes, we confirm that we are not a bank, as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

7.                                      If we are a non U.S. person for federal income tax purposes, we confirm that we are not a 10-percent shareholder of the Issuer within the meaning of Section 871(h)(3) of the Code or Section 881(c)(3)(B) of the Code.

8.                                      We are not a controlled foreign corporation that is related to the Issuer within the meaning of Section 881(c)(3)(C) of the Code.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a  copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Exhibit B-2 - Page 2

TRANSFEREE[S]

[Insert Name of Acquiring Investor]

By:
Name:
Title:

Exhibit B-2 - Page 3

ANNEX A DESCRIPTION OF NOTES

Transferor[s]	Transferee(s)	Note Balance of Notes Transferred

Exhibit B-2 - Page 4

EXHIBIT C

INDENTURE TRUSTEE SIGNATURE PAGE LEGEND

It is expressly understood and agreed by the parties hereto that (i) this [specify name of agreement] is executed by Wilmington Trust, National Association, not in its individual capacity but solely as Indenture Trustee under that certain Amended and Restated Indenture, dated as of [    ], 2017 (in such capacity, the “Trustee”), (ii) in no event shall Wilmington Trust, National Association, in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the seller hereunder, as to all of which recourse shall be had solely to the assets of such seller, (iii) in no event shall the Trustee have any obligation to perform any of the obligations and covenants of the seller under this [specify name of agreement], and (iv) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the seller under this [specify name of agreement].

Exhibit C - Page 1